Exhibit 20.1

PRIVACY POLICY NOTICE

FACTS	WHAT DOES BLACKSTONE DO WITH YOUR PERSONAL INFORMATION?

Why?	Financial companies choose how they share your personal information. Federal law gives consumers the right to limit some but not all sharing. Federal law also requires us to tell you how we collect, share, and protect your personal information. Please read this notice carefully to understand what we do.

What?

The types of personal information we collect and share depend on the product or service you have with us. This information can include:

•  Social Security number and income

•  Assets and investment experience

•  Risk tolerance and transaction history

How?	All financial companies need to share customers’ personal information to run their everyday business. In the section below, we list the reasons financial companies can share their customers’ personal information; the reasons Blackstone Private Equity Strategies Fund L.P. chooses to share; and whether you can limit this sharing.

Reasons we can share your personal information	Does Blackstone share?	Can you limit this sharing?
For our everyday business purposes— such as to process your transactions, maintain your account(s), respond to court orders and legal investigations, or report to credit bureaus	Yes	No

For our marketing purposes— to offer our products and services to you	Yes	No

For joint marketing with other financial companies	Yes	No

For our affiliates’ everyday business purposes— information about your transactions and experiences	Yes	No

For our affiliates’ everyday business purposes— information about your creditworthiness	Yes	Yes

For our affiliates to market to you	Yes	Yes

For nonaffiliates to market to you	No	We don’t share

To limit our sharing

•  Email a copy of the Mail-in Form below identifying any/all you want to limit at PrivacyQueries@Blackstone.com, and/or mail to the address indicated below.

Please note:

If you are a new customer, we can begin sharing your information 30 days from the date we sent this notice. When you are no longer our customer, we continue to share your information as described in this notice.

However, you can contact us at any time to limit our sharing.

Questions?	Email us at PrivacyQueries@Blackstone.com or go to www.blackstone.com/privacy.

Mail-in Form

Mark any/all you want to limit:

☐   Do not share information about my creditworthiness with your affiliates for their everyday business purposes.

☐   Do not allow your affiliates to use my personal information to market to me.

Name
Address
City,
State, Zip

Mail to:	Attention: Data Policy and Strategy Officer, Legal & Compliance Blackstone Inc. 345 Park Avenue New York NY 10154

Who we are

Who is providing this notice?	Blackstone Private Equity Strategies Fund L.P.

What we do

How does Blackstone protect my personal information?	To protect your personal information from unauthorized access and use, we use security measures that comply with federal law. These measures include computer safeguards and secured files and buildings.

How does Blackstone collect my personal information?

We collect your personal information, for example, when you

•  open an account or give us your income information

•  provide employment information or give us your contact information

•  tell us about your investment or retirement portfolio

We also collect your personal information from others, such as credit bureaus, affiliates, or other companies.

Why can’t I limit all sharing?

Federal law gives you the right to limit only

•  sharing for affiliates’ everyday business purposes—information about your creditworthiness

•  affiliates from using your information to market to you

•  sharing for nonaffiliates to market to you

State laws and individual companies may give you additional rights to limit sharing.

What happens when I limit sharing for an account I hold jointly with someone else?	Your choices will apply to everyone on your account—unless you tell us otherwise.

Definitions

Affiliates

Companies related by common ownership or control. They can be financial and nonfinancial companies.

•  Our affiliates include companies with a Blackstone name and our affiliates listed in Appendix A to our Online Privacy Notice at www.blackstone.com/privacy.

Nonaffiliates	Companies not related by common ownership or control. They can be financial and nonfinancial companies. • Blackstone does not share with nonaffiliates so they can market to you.

Joint marketing	A formal agreement between nonaffiliated financial companies that together market financial products or services to you. • Our joint marketing partners include financial services companies.

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